Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.


                                                            ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
    May 24, 2000